SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 28, 1999



                                    SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

     Colorado                     0-12343                   84-0920811
 (State or other                (Commission              (I.R.S. Employer
   jurisdiction                 File Number)              Identification No.)
 of incorporation)


                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860


Item 5.  Other Events.

     Michael J. Sheets has resigned as a director and consultant of Scott's Liquid Gold-Inc., effective October 31, 1999. The Company is grateful to Mr. Sheets for his fine services on behalf of the Company since joining the Board in 1990. The Company's Board of Directors has not determined whether it will seek a replacement Board member or maintain a Board of Directors with six members.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Scott's Liquid Gold-Inc.
                                             (Registrant)



Date:  October 28, 1999                 By: Barry Shepard, Treasurer